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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)

Registrant’s telephone number, including area code: 31-23-568-5660

N.A.
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     ☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a) Effective April 1, 2005, CB&I dismissed its prior principal independent registered public accountant, Deloitte & Touche LLP (“Deloitte”). Deloitte’s reports on CB&I’s financial statements for CB&I’s last two fiscal years contained no adverse opinion nor disclaimer of opinion, and were not qualified nor modified as to uncertainty, audit scope or accounting principles. The decision was approved by CB&I’s Audit Committee.

During CB&I’s last two fiscal years, there have been no disagreements between CB&I and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. A letter from Deloitte is attached as Exhibit 9.01(c)(i) to this Form 8-K.

(b) Effective April 1, 2005, CB&I engaged Ernst & Young LLP (“E&Y”) as its principal independent registered public accountant. During the two most recent fiscal years and subsequent interim period before such engagement date, CB&I did not consult E&Y regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K. The appointment of E&Y was approved by CB&I’s Audit Committee and will be submitted to shareholder vote at the Annual General Meeting to be held May 13, 2005.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits
         (i)     Letter from Deloitte & Touche LLP dated April 5, 2005
         (ii)    Press Release dated April 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By: Its:	Chicago Bridge & Iron Company B.V. Managing Director

Date: April 5, 2005	By:	/s/ Philip K. Asherman

Managing Director